Exhibit 99.2 Pro Forma Financial Information

Pro Forma Balance Sheet

		Shea
		Development
	Information	Corp.			Pro Forma
	Intellect December	November 30,	Pro Forma Adjustments		Consolidated Shea
	31, 2006	2006	Recapitalization (1)	Financing (2)	Development Corp.

Cash and cash equivalents	$404,209	$382		$2,800,000	$3,204,591
Accounts recievable	413,699				413,699
Inventory	861,136				861,136
Prepaid expenses	25,729				25,729
Total Current Assets	1,704,773	382	—	2,800,000	4,505,155

Property and equipment, net	188,476				188,476
Intangible assets, net	2,359,909				2,359,909
Other assets	98,362				98,362
Total Assets	$4,351,520	$382	$—	$2,800,000	$7,151,902

Current maturities of notes payable	$395,400				$395,400
Current maturities of capital lease obligations	4,443				4,443
Accounts payable and accrued exepnses	214,487	$6,890	—	—	221,377
Payble to related party	—	11,514	—	—	11,514
Deferred revenue	515,723				515,723
Total current liabilities	1,130,053	18,404	—	—	1,148,457

Long-term notes payable	935,349				935,349
Long-term capital lease obligations	44,836				44,836
Dividends payable in shares of common stock	301,875				301,875

Series A preferred stock	2,967		(2,967)	2,800	2,800
Common stock	6,873	8,100	(12,801)	—	2,172
Pending issuance of preferred stock	250,000		(250,000)		—
Additional paid-in capital	6,523,624	32,700	206,946	2,797,200	9,560,470
Donated capital		17,000	(17,000)	—	—
Accumulated deficit	(4,844,057)	(75,822)	75,822	—	(4,844,057)
Total stockholders’ equity	1,939,407	(18,022)	—	2,800,000	4,721,385
Total Liabilities and Stockholders’ Equity	$4,351,520	$382	$—	$2,800,000	$7,151,902

(1) The recapitalization reflects the following transactions

•       the effects of a one for 12.2 reverse stock split of Shea Development Corp. shares of common stock,

•       an increase in authorized shares to 800,000,000 shares of Shea Development Corp. common stock, $.001 par value per share

•       authorization of 20,000,000 shares of Shea Development Corp. preferred stock, $.001 par value per share

•       exchange of all the outstanding shares of common stock and preferred stock of Information Intellect for 18,900,000 shares of common stock of Shea Development Corp. and the issuance of 1,575,000 shares of common stock to the promoters of the transaction. The Shea Development Corp. Shareholders prior to the merger retained 1,245,000 shares of common stock. There were 21,720,000 shares of common stock issued and outstanding following the merger.

(2) Reflects the issuance of 2,800,000 shares of Series A Convertible Preferred Stock at $1.00 per share issued in conjunction with the merger of Shea Development Corp. and Information Intellect on March 2, 2007.

Pro Forma Income Statement

		Shea Development
	Information Intellect	Corp. for the Twelve		Pro Forma
	Year Ended December 31,	Months Ended	Pro Forma	Consolidated Shea
	2006	November 30, 2006	Adjustments (3)	Development Corp.

Revenue	$3,259,859			$3,259,859
Costs of revenue	1,039,619			1,039,619
Gross profit	2,220,240	—	—	2,220,240

SG&A	3,030,752	$55,146	$(55,146)	3,030,752
Product development expense	1,360,330			1,360,330
Depreciation and amortization	29,780			29,780
Amortization of intangible assets	988,544			988,544
Total operating expenses	5,409,406	55,146	(55,146)	5,409,406
Operating Loss	(3,189,166)	(55,146)	55,146	(3,189,166)

Interest income	24,987			24,987
Interest expense	(109,086)			(109,086)
Other income (expense)	2,582			2,582
Income before taxes	(3,270,683)	(55,146)	55,146	(3,270,683)
Provision for income taxes	—	—	—	—
Net loss	(3,270,683)	(55,146)	55,146	(3,270,683)
Preferred dividends	(241,500)	—	—	(241,500)
Net loss to common shareholders	$(3,512,183)	$(55,146)	$55,146	$(3,512,183)

Weighted average shares				21,720,000
Net loss per share to common shareholders				$(0.16)

(3) The acquisition is accounted for as a reverse merger and under the purchase method of accounting, the results of operations prior to the acquisition are excluded from the operations of the combined company. Following the merger the combined company will not continue any activities of Shea Development Corp.’s prior business activities.